UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Eastern Virginia Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 22, 2014. A quorum of the common shareholders was present, consisting of a total of 9,492,426 shares. Matters voted upon were (1) the election of thirteen directors to serve for terms of one year each expiring at the 2015 Annual Meeting of Shareholders, (2) approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers, (3) approval on an advisory (non-binding) basis of the frequency of advisory votes on executive compensation, and (4) ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accountant of the Company for 2014.

The final number of votes cast with respect to each matter is set out below.

Election of Directors

			Broker
Director	For	Withheld	Non-Votes
W. Rand Cook	7,026,002	101,841	2,364,583
F.L. Garrett, III	6,711,639	416,204	2,364,583
W. Gerald Cox	7,026,269	101,574	2,364,583
Michael E. Fiore, P.E.	7,025,020	102,823	2,364,583
Boris M. Gutin	7,025,370	102,473	2,364,583
Ira C. Harris, Ph.D., CPA	7,021,903	105,940	2,364,583
Eric A. Johnson	6,723,297	404,546	2,364,583
W. Leslie Kilduff, Jr.	7,029,693	98,150	2,364,583
William L. Lewis	6,612,694	515,149	2,364,583
Charles R. Revere	7,025,020	102,823	2,364,583
Joe A. Shearin	7,008,674	119,169	2,364,583
Leslie E. Taylor, CPA	7,030,701	97,142	2,364,583
Jay T. Thompson, III	7,017,346	110,497	2,364,583

				Broker
	For	Against	Abstention	Non-Votes

Advisory (Non-Binding) Approval of the Compensation of the Company's Named Executive Officers	6,638,620	175,742	313,481	2,364,583

	Every	Every	Every
	One Year	Two Years	Three Years	Abstention

Advisory (Non-Binding) Approval of the Frequency of Advisory Votes on Executive Compensation	6,365,101	113,022	218,693	431,027

Consistent with a majority of the votes cast with respect to this proposal and with the recommendation of the Company’s Board of Directors, the Company will hold a shareholder advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

				Broker
	For	Against	Abstention	Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Company's Independent Registered Public Accountant	9,447,978	6,372	38,076	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: May 23, 2014

/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President & Chief Financial Officer